UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On March 5, 2014, Mr. David Gryska provided notification of his resignation from the Hyperion Therapeutics, Inc.’s (the “Company”) Board of Directors (the “Board”) effective as of March 15, 2014. Mr. Gryska’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In recognition of Mr. Gryska’s service to the Company, the Company’s Board accelerated the vesting of 12,973 shares of unvested options to purchase common stock previously awarded to him.

Item 8.01	Other Events.

Director Compensation

On March 4, 2014, the Board approved new compensation arrangements recommended by the Compensation Committee applicable to the Company’s non-employee directors effective as of the date of the Company’s 2014 annual meeting of stockholders. Under the new arrangement, the annual cash retainer was increased from $40,000 to $45,000 for each non-employee director. The Company also increased the additional annual cash retainer for: (1) the chairperson of the Compensation Committee from $10,000 to $15,000, (2) the chairperson of the Nominating, Governance and Compliance Committee from $7,750 to $10,000, (3) for each member of the Company’s Audit Committee from $8,000 to $10,000, and (4) for each member of the Company’s Nominating, Governance and Compliance Committee from $4,000 to $5,000. No changes were made to the retainers for the Company’s Chairman of the Board, the chairperson of the Audit Committee or members of the Compensation Committee.

In addition, under the new arrangement, newly appointed non-employee directors will receive a one-time initial award to purchase common stock valued at $160,000, which will be comprised of 50% stock options and 50% restricted stock units, in each case to vest monthly over a four-year period subject to the director’s continued service on the Board. Thereafter, each non-employee director will receive an annual award to purchase common stock valued at $115,000, which will be comprised of 50% stock options and 50% restricted stock units, in each case to vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board.

All annual grants will be made on the day of the Company’s 2014 annual meeting of stockholders, with an exercise price equal to the closing price of the Company’s common stock as reported on the Nasdaq Global Stock Market on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer